UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (June 13, 2011)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Continental Drive, Suite 110, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: 302-356-2717

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 13, 2011, the registrant’s board of directors established an Operations Committee, pursuant to the Operations Committee Charter attached here as Exhibit 99.1, in order to utilize the talent of its members of the board of directors on a temporary basis for various short term registrant projects. Pursuant to the terms of the Operations Committee Charter, the registrant’s board of director’s is charged with affirmatively determining that any director appointed to the Operations Committee does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

On June 13, 2011, the registrant’s board of directors appointed Thomas E. Zelibor as the first member of the Company’s Operation Committee to serve for a period of not more than 120 days pursuant to the Statement of Operations Committee Work, attached hereto as Exhibit 99.2, that sets forth Thomas E. Zelibor’s scope of work and compensation terms relating to his service as a member of the Operations Committee.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Operations Committee Charter

99.2

Statement of Operations Committee Work

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

   ----------------------------------

   James S. Marcelli

Dated June 16, 2011